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                                                                   EXHIBIT 23.7


                    CONSENT OF CS FIRST BOSTON CORPORATION


        We hereby consent to the inclusion as an appendix to the Joint Proxy Statement/Prospectus included in this Registration Statement of our letter dated August 23, 1995, to the Board of Directors of U.S. Bancorp and to the references made to such letter and to the firm in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          CS FIRST BOSTON CORPORATION



                                          By:  /s/  MARK C. MONACO
                                             --------------------------------
                                                    Mark C. Monaco
                                                    Vice President
New York, New York
August 23, 1995